AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE dated as September 10. 2021 (the "Agreement"), by and among Owens & Minor, Inc., a Virginia corporation (the "Company"). U.S. Bank National Association, as trustee (the "Prior Trustee"), and Regions Bank, an Alabama banking corporation (the "Successor Trustee").

RECITALS

WHEREAS, the Company appointed the Prior Trustee to serve as Trustee under the Indenture, dated as of September 16, 2014 (as amended and/or supplemented from time to time, the "Indenture"). among the Company, the guarantors party thereto and the Prior Trustee;

WHEREAS, the Prior Trustee desires to resign as the Trustee, Paying Agent and Security Registrar under the Indenture;

WHEREAS, the Company desires to appoint the Successor Trustee as the successor Trustee, Paying Agent and Security Registrar under the Indenture;

WHEREAS, the Successor Trustee is qualified, eligible and willing to act as the successor Trustee, Paying Agent and Security Registrar under the Indenture;

NOW, THEREFORE, the Company, the Prior Trustee and the Successor Trustee, for and in consideration of the premises of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

ARTICLE I

THE PRIOR TRUSTEE

SECTION 1.01 Pursuant to Section 6.10 of the Indenture, the Prior Trustee hereby resigns as the Trustee, Paying Agent and Security Registrar under the Indenture, effective as of the Effective Time (as defined below).

SECTION 1.02 The Prior Trustee hereby acknowledges that all sums owed to it in its capacity as the Trustee, Paying Agent and Security Registrar under the Indenture (including, but not limited to, pursuant to Section 6.07 of the Indenture) have been paid.

SECTION 1.03 As of the Effective Time, the Prior Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee all rights, title and interests of the Prior Trustee in and to the trusts of the Trustee under the Indenture and all rights, powers and duties of the Trustee under the Indenture. The Prior Trustee shall execute and deliver such further instruments and shall do such other things as the

Successor Trustee or the Company may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers, trusts and duties hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee, Paying Agent and Security Registrar.

SECTION 1.04 Effective as of the Effective Time, the Prior Trustee shall deliver to the Successor Trustee all property and money held by the Prior Trustee under the Indenture, including, without limitation, transcripts relating to the Securities issued under the Indenture. In furtherance of the foregoing, as of the Effective Time, the Prior Trustee shall wire all monies held by it under the Indenture to the Successor Trustee in accordance with the wire instructions provided by the Successor Trustee.

ARTICLE II

THE COMPANY

SECTION 2.01 Pursuant to Section 6.10 of the Indenture, the Company hereby appoints the Successor Trustee as the Trustee, Paying Agent and Security Registrar under the Indenture, effective as of the Effective Time.

ARTICLE III

THE SUCCESSOR TRUSTEE

SECTION 3.01 The Successor Trustee hereby represents and warrants to the Prior Trustee and to the Company that the Successor Trustee meets the eligibility requirements for serving as the Trustee under the Indenture, including, without limitation, Sections 6.09 and 6.10 of the Indenture.

SECTION 3.02 Pursuant to Section 6.11 of the Indenture, the Successor Trustee hereby accepts appointment as the Trustee, Paying Agent and Security Registrar under the Indenture, effective as of the Effective Time.

SECTION 3.03 Promptly after the execution and delivery of this Agreement, in accordance with Section 1.07 of the Indenture, the Successor Trustee, on behalf of the Company, shall cause a written notice to be sent to the each of the Holders of notes outstanding under the Indenture informing such Holders of the resignation of the Prior Trustee and the appointment of the Successor Trustee.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01 Except as otherwise expressly provided or unless the context otherwise requires. all capitalized terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 4.02 This resignation of the Prior Trustee, the appointment of the Successor Trustee and the acceptance of the Successor Trustee effected hereby shall be effective as of the opening of business on September 10, 2021 (the "Effective Time").

SECTION 4.03 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4.04 All notices, whether faxed or mailed, will be deemed received when sent pursuant to the following instructions:

TO THE PRIOR TRUSTEE:
U.S. Bank National Association
Three James Center
1051 East Cary Street, Suite 600
Richmond, Virginia 23219
Fax: (804) 771-7940

TO THE SUCCESSOR TRUSTEE:
Regions Bank
Corporate Trust Services
1180 West Peachtree Street, Suite 1200
Atlanta, GA 30309
Attention: Owens & Minor, Inc – Kristine Prall
Telecopier No.: (404) 581-3770

TO THE COMPANY:
Owens & Minor, Inc
9120 Lockwood Blvd.
Mechanicsville, VA 23116
Attention: Treasurer and General Counsel
Telecopier No.: 804-723-7118

SECTION 4.05 This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 4.06 Each party hereto represents and warrants that this Agreement has been duly authorized, executed and delivered on behalf of such party and constitutes its legal, valid and binding obligation.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed and acknowledged all as of the day and year first above written.

OWENS & MINOR, INC.

DocuSigned by:
By: Jonathan Leon
D7052BC064A04B2...
Name: Jonathan Leon
Title: SVP & Corporate Treasurer

U.S. BANK NATIONAL ASSOCIATION
as Prior Trustee

By: ____________________
Name:
Title:

REGIONS BANK, as
Successor Trustee

By: ____________________
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed and acknowledged all as of the day and year first above written.

OWENS & MINOR, INC.

By:______________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION
as Prior Trustee

By: *Nancy H Taylor*
Name: Nancy H. Taylor
Title: Vice President

REGIONS BANK, as
Successor Trustee

By: [signature]
Name: KRISTINE PRALL
Title: VICE PRESIDENT